Exhibit 24

March 8, 2005

TO:         Nathan E. Langston
               John M. Adams, Jr.

Re:          Power of Attorney; 2004 Form 10-K

Entergy Corporation, referred to herein as the Company, will file with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2004 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

The Company and the undersigned persons, in their respective capacities as directors and/or officers of the Company, as specified in Attachment I, do each hereby make, constitute and appoint Nathan Langston and John M. Adams, Jr. and each of them, their true and lawful Attorneys (with full power of substitution) for each of the undersigned and in his or her name, place and stead to sign and cause to be filed with the Securities and Exchange Commission the aforementioned Annual Report on Form 10-K and any amendments thereto.

Yours very truly,

ENTERGY CORPORATION

By: /s/ J. Wayne Leonard
          J. Wayne Leonard 9;
         Chief Executive Officer and Director

/s/ Maureen S. Bateman	/s/ Simon D. deBree
Maureen S. Bateman	Simon D. deBree
Director	Director

/s/ W. Frank Blount	/s/ Claiborne P. Deming
W. Frank Blount	Claiborne P. Deming
Director	Director

/s/ Alexis M. Herman	/s/ Donald C. Hintz_
Alexis M. Herman	Donald C. Hintz
Director	Director

/s/ J. Wayne Leonard	/s/ Robert v.d. Luft
J. Wayne Leonard	Robert v. d. Luft
Chief Executive Officer	Chairman of the Board
Director	Director

/s/ Kathleen A. Murphy	/s/ Paul W. Murrill
Kathleen A. Murphy	Paul W. Murrill
Director	Director

/s/ James R. Nichols	/s/ William A. Percy, II
James R. Nichols	William A. Percy, II
Director	Director

/s/ Dennis H. Reilley	/s/ Wm. Clifford Smith
Dennis H. Reilley	Wm. Clifford Smith
Director	Director

/s/ Bismark A. Steinhagen	/s/ Steven V. Wilkinson
Bismark A. Steinhagen	Steven V. Wilkinson
Director	Director

/s/ Leo P. Denault_
Leo P. Denault
Executive Vice President and Chief Financial Officer

ATTACHMENT I

Entergy Corporation

Chief Executive Officer and Director - J. Wayne Leonard (principal executive officer)
Executive Vice President and Chief Financial Officer - Leo P. Denault (principal financial officer)

Directors - Maureen S. Bateman, W. Frank Blount, Simon D. deBree, Claiborne P. Deming, Alexis M. Herman, Donald C. Hintz, J. Wayne Leonard, Robert v.d. Luft, Kathleen A. Murphy, Paul W. Murrill, James R. Nichols, William A. Percy, II, Dennis H. Reilley, Wm. Clifford Smith, Bismark A. Steinhagen, Steven V. Wilkinson

March 8, 2005

TO:         Nathan E. Langston
               John M. Adams, Jr.

Re:          Power of Attorney; 2004 Form 10-K

Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc., and System Energy Resources, Inc. (collectively referred to herein as the Companies) will each file with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2004 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

The Companies and the undersigned person, in their respective capacities as directors and/or officers of the Companies, as specified in Attachment I, do each hereby make, constitute and appoint Nathan Langston and John M. Adams, Jr. and each of them, their true and lawful Attorneys (with full power of substitution) for each of the undersigned and in his or her name, place and stead to sign and cause to be filed with the Securities and Exchange Commission the aforementioned Annual Report on Form 10-K and any amendments thereto.

Yours very truly,

ENTERGY ARKANSAS, INC. (hereinafter "EAI")
ENTERGY GULF STATES, INC. (hereinafter "EGSI")
ENTERGY LOUISIANA, INC. (hereinafter "ELI")
ENTERGY MISSISSIPPI, INC. (hereinafter "EMI")
ENTERGY NEW ORLEANS, INC. (hereinafter "ENOI")
SYSTEM ENERGY RESOURCES, INC. (hereinafter "SERI")

/s/ Hugh T. McDonald	/s/ E. Renae Conley
HUGH T. McDONALD Chairman, President, and Chief Executive Officer of Entergy Arkansas, Inc.	E. RENAE CONLEY President and Chief Executive Officer - Louisiana of Entergy Gulf States, Inc. and Chairman, President and Chief Executive Officer of Entergy Louisiana, Inc.

/s/ Joseph F. Domino	/s/ Carolyn C. Shanks
JOSEPH F. DOMINO Chairman, President and Chief Executive Officer-Texas of Entergy Gulf States, Inc.	CAROLYN C. SHANKS Chairman, President, and Chief Executive Officer of Entergy Mississippi, Inc.

/s/ Daniel F. Packer	/s/ Gary J. Taylor
DANIEL F. PACKER Chairman, President, and Chief Executive Officer of Entergy New Orleans, Inc.	GARY J. TAYLOR Chairman, President and Chief Executive Officer of System Energy Resources, Inc.

/s/ Joseph F. Domino	/s/ Carolyn C. Shanks
Joseph F. Domino	Carolyn C. Shanks
Director, Chairman of the Board, President and Chief Executive Officer-Texas of EGSI	Director, Chairman of the Board, President and Chief Executive Officer of EMI

/s/ Mark T. Savoff	/s/ Hugh T. McDonald
Mark T. Savoff	Hugh T. McDonald
Director of EAI, EGSI, ELI, EMI and ENOI	Director, Chairman of the Board, President and Chief Executive Officer of EAI

/s/ Richard J. Smith	/s/ Gary J. Taylor
Richard J. Smith	Gary J. Taylor
Director of EAI, EGSI, ELI, EMI and ENOI	Director, Chairman of the Board, President and Chief Executive Officer of SERI

/s/ Daniel F. Packer	/s/ Leo P. Denault
Daniel F. Packer	Leo P. Denault
Director, Chairman of the Board, President and Chief Executive Officer of ENOI	Director of EAI, EGSI, ELI, EMI, ENOI and SERI

/s/ E. Renae Conley	/s/ Jay A. Lewis
E. Renae Conley Director of ELI and EGSI, Chairman of the Board, President and Chief Executive Officer of ELI, President and Chief Executive Officer - Louisiana of EGSI	Jay A. Lewis Vice President and Chief Financial Officer, Utility Operations Group of EAI, EGSI, ELI, EMI and ENOI

/s/ Theodore Bunting	/s/ Steven C. McNeal
Theodore Bunting Vice President and Chief Financial Officer, Nuclear Operations of SERI	Steven C. McNeal Director of SERI

ATTACHMENT I

Entergy Arkansas, Inc.

Chairman of the Board, President and Chief Executive Officer - Hugh T. McDonald (principal executive officer); Vice President and Chief Financial Officer, Utility Operations Group - Jay A. Lewis (principal financial officer).

Directors - Hugh T. McDonald, Leo P. Denault, Mark T. Savoff and Richard J. Smith

Entergy Gulf States, Inc.

Chairman of the Board, President and Chief Executive Officer- Texas - Joseph F. Domino (principal executive officer); President and Chief Executive Officer-Louisiana - E. Renae Conley, (principal executive officer), Vice President and Chief Financial Officer, Utility Operations Group - Jay A. Lewis (principal financial officer).

Directors - Joseph F. Domino, E. Renae Conley, Leo P. Denault, Mark T. Savoff and Richard J. Smith

Entergy Louisiana, Inc.

Chairman of the Board, President and Chief Executive Officer - E. Renae Conley (principal executive officer); Vice President and Chief Financial Officer, Utility Operations Group - Jay A. Lewis (principal financial officer).

Directors - E. Renae Conley, Leo P. Denault, Mark T. Savoff and Richard J. Smith

Entergy Mississippi, Inc.

Chairman of the Board, President and Chief Executive Officer - Carolyn C. Shanks (principal executive officer); Vice President and Chief Financial Officer, Utility Operations Group - Jay A. Lewis (principal financial officer).

Directors - Carolyn C. Shanks, Leo P. Denault, Mark T. Savoff and Richard J. Smith

Entergy New Orleans, Inc.

Chairman of the Board, President and Chief Executive Officer - Daniel F. Packer (principal executive officer); Vice President and Chief Financial Officer, Utility Operations Group - Jay A. Lewis (principal financial officer).

Directors - Daniel F. Packer, Leo P. Denault, Mark T. Savoff and Richard J. Smith

System Energy Resources, Inc.

Chairman of the Board, President and Chief Executive Officer - Gary J. Taylor (principal executive officer); Vice President and Chief Financial Officer, Nuclear Operations - Theodore H. Bunting (principal financial officer).

Directors - Gary J. Taylor, Leo P. Denault and Steven C. McNeal